                                                                     EXHIBIT 21



ENTITY*                                         STATE OF FORMATION

BOSSIER FUNDING, INC.                           DELAWARE

CENTURY PLAZA, INC.                             DELAWARE

CHAMPAIGN MARKET PLACE, INC.                    DELAWARE

EAGLE RIDGE MALL, INC.                          DELAWARE

EDEN PRAIRIE MALL, INC.                         DELAWARE

FALLBROOK SQUARE, INC.                          DELAWARE

GENERAL GROWTH FINANCE SPE, INC.                DELAWARE

GGP IVANHOE, INC.                               DELAWARE

GGP LIMITED PARTNERSHIP                         DELAWARE

GGP-LAKEVIEW SQUARE, INC.                       DELAWARE

GGP-LANSING MALL, INC.                          DELAWARE

GGP-NATICK TRUST                                MASSACHUSETTS

GGP-WESTWOOD MALL, INC.                         DELAWARE

GRANDVILLE MALL, INC.                           DELAWARE

OAKS MALL GAINESVILLE II, INC.                  DELAWARE

OKLAHOMA MALL, INC.                             DELAWARE

PIERRE BOSSIER MALL, INC.                       DELAWARE

SOUTHLAKE MALL, INC.                            DELAWARE

TOWN EAST MALL, INC.                            DELAWARE

TRACY MALL, INC.                                DELAWARE

VALLEY HILLS MALL, INC.                         DELAWARE

WESTROADS MALL II, INC.                         DELAWARE







* Does not include entities in which the Company has only a minority interest or in which the Company holds securities other than common stock.